                                                                Exhibit 10.3.37

                       RESEARCH AND DEVELOPMENT AGREEMENT

         This Agreement is made and entered into as of this 13th day of February, 1996, by and between XTL Biopharmaceuticals, Ltd., a company of Israel having a principal place of business at Rehovot, Israel (hereinafter referred to as "XTL"), and Neoprobe Corporation, a Delaware Corporation, having a principal place of business at Dublin, Ohio USA (hereinafter referred to as "Neoprobe").

                                    RECITALS:

         WHEREAS, Neoprobe desires to engage the services of XTL to engage in research activities as requested by Neoprobe using certain disease modeling and targeting agent technology and for Neoprobe to have the exclusive right to use the results of such research in the Field (as below defined);

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                             ARTICLE I - DEFINITIONS

1.1 "Technology" shall mean the disease modeling and targeting agent technology owned by Yeda Research and Development Company, Ltd. of the Weizmann Institute of Science ("Yeda") and licensed to XTL, as represented by, European patent application publications 0438053A1 (application no. 91100047.0, filed January 2, 1991, entitled "Durable Engraftment And Development of Human Hematopoietic Lineages in Normal Mammals") and 0517199A1 (application no. 92109402.5, filed June 3, 1992, entitled "Durable Engraftment of Human Tissue and Cells in Normal Mammals"); European patent no. 0485471 (grant published April 27, 1994 Bulletin 94/17); United States application nos. 08/061,706, filed May 17, 1993 (entitled "Engraftment and Development of Xenogeneic Cells in Normal Mammals Having Reconstituted Hematopoietic Deficient Immune Systems") and 08/337,925, filed November 10, 1994 (continuation-in-part of serial no. Israeli application no. 93067, filed January 15, 1990, entitled "A Novel Chimeric Non-Human Mammal"), and data, know-how, processes, cell lines, animals and animal models, and procedures connected therewith. XTL warrants that any and all technology in the Field that it develops and/or acquires after the date hereof and during the Research Term that could be used in performing a Project shall be automatically added to Technology.

1.2 "Field" shall mean the detection and differentiation of neoplastic (cancerous) tissue using radiolabelled targeting agents; and application of Neoprobe's adoptive cellular therapy techniques (ACT) for treating cancer patients and patients afflicted with ****

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 2                     Neoprobe and XTL



         it being understood that ACT is defined as activating patients autogenous immunocytes ex vivo with cytokines.

1.3 "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. "Control" (and, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of such corporation's outstanding voting stock.

1.4 "Project" shall mean a research and development activity, including products and by-products of the research and development activity, under this Agreement as agreed to by the parties in accordance with a Workplan and Budget as detailed below.

1.5 "Research Term" shall mean the time period commencing with the date hereof and terminating on December 31, 2001, unless mutually extended in writing by the parties hereto.

                     ARTICLE II - Research and Development.

2.1 Research and Development Services - Neoprobe hereby engages XTL to undertake, and XTL hereby agrees to undertake, the research, development, and related activities based on the Technology in the Field during the Research Term with the objective of enabling Neoprobe to develop and commercialize products or services within the Field (the "Research and Development"). The costs of the Research and Development paid by Neoprobe to XTL shall be the "Development Costs". Such services shall be provided as follows:

         2.1.1 Workplan and Budget - Attached hereto as Exhibit A is the initial workplan and budget as agreed to by Neoprobe and XTL for the Research and Development of the Projects set forth in Exhibit A, covering the Research Term in accordance with the Workplan and Budget. On each September 30 during the Research Term of this Agreement, XTL and Neoprobe shall review the Workplan and Budget then in effect to determine whether any changes in the objectives and projected costs of Research and Development to be performed with respect to each Project are required. Each revision to the Workplan and Budget shall be subject to the approval of the Boards of Directors of Neoprobe and XTL, which approval shall not be unreasonably withheld. Further workplans and budgets can be added to Exhibit A during the Research Term hereof by mutual written agreement of Neoprobe and XTL.

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 3                     Neoprobe and XTL



         2.1.2 - Commercially Reasonable Efforts. During the Research Term of this Agreement, XTL shall use its commercially reasonable efforts to (a) conduct the Research and Development on behalf of Neoprobe with respect to each Project in a prudent and skillful manner in accordance in all material respects with the Workplan and Budget then in effect for each Project and applicable laws, ordinances, rules, regulations, orders, licenses, and other requirements now or hereafter in effect, and (b) diligently execute the Workplan and Budget. XTL shall report to Neoprobe deviations of more than 10% from the Workplan and Budget promptly upon becoming aware of the same. XTL shall in accordance with each Workplan and Budget furnish all labor, supervision, services, supplies, and materials necessary to perform the Research and Development in accordance with the Workplan and Budget then in effect.

         2.1.3 Reports and Recording - On each January 15 and July 15 during the Research Term of this Agreement, XTL shall provide to Neoprobe a reasonably detailed report (each a "Periodic Report") with respect to the previous April through September, or October through March, as the case may be, setting forth
                  (a) the total Development Costs incurred during such period;
                  (b) a summary of the work performed hereunder by XTL and its employees and agents during such period; and (c) a description of any material developments with respect to the Workplan and Budget. Thirty (30) days prior to the end of each year during the Research Term of this Agreement, XTL shall report to Neoprobe with respect to the progress of the Research and Development, which report shall include the most recent Periodic Report and any proposed revisions to the Workplan and Budget, as provided in Article 2.1.1 hereof. XTL shall prepare a final report, within ninety (90) days after the expiration or termination of this Agreement, setting forth (a) the total Development Costs incurred during the Research Term of the Agreement for each Project; (b) a summary of all work performed hereunder by XTL and its employees and agents during the Research Term of the Agreement; (c) the cost overruns contributed by XTL, if any, during the Research Term of the Agreement; and (d) a description of any material developments with respect to the Technology in the Field. XTL shall keep and maintain, in accordance with generally accepted accounting principles, proper and complete records and books of account documenting all of its expenses related to the Research and Development, including those allocated to and paid by or debited to Neoprobe hereunder. At Neoprobe's request and expense, XTL shall permit an independent public accountant selected by Neoprobe and reasonably acceptable to XTL to have access, no more frequently than once in each year during the Research Term of this Agreement and the period which is three
                  (3) calendar years following the termination thereof, during regular business hours and upon reasonable notice to XTL, to such records and books for the purpose of determining the appropriateness of Development Costs invoiced hereunder or of any Workplan and Budget or for any other reasonable purpose; provided, however, that if such

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 4                     Neoprobe and XTL



                  independent public accountants reasonably determine that such Development Costs have been, for any year, after adjustments herein provided for, overstated by XTL by an amount equal to or greater than ten percent (10%), then XTL shall pay all reasonable fees and disbursements of such independent public accountants incurred in the course of making such determination.

         2.1.4 Abandoned Project - At any time, Neoprobe may determine in its reasonable business judgment, based on the reports provided by XTL pursuant to Article 2.1.3 hereof and after discussions with the management of XTL, or XTL may determine with Neoprobe's consent, which shall not be withheld unreasonably, that the Research and Development with respect to one or more Projects is rendered or is likely to be rendered unfeasible or uneconomic, and should be discontinued. If it is so determined that the Research and Development with respect to one or more Projects should be discontinued, then (a) the Research and Development shall be discontinued with respect to such Project(s) (an "Abandoned Project"), and (b) Neoprobe shall either (i) reallocate, to one or more other Projects that are under development, the funds that were, in the Workplan and Budget then in effect, to be expended for Research and Development activities with respect to such Abandoned Project (but had not yet been expended or irrevocably committed by XTL in connection with the research, experimentation, and development of such Abandoned Project) or (ii) with the consent of XTL, such consent not to be unreasonably withheld, pursue, the development of new products in the Field or new indications of Projects not abandoned. The rights granted to Neoprobe pursuant to Article VI below shall not extend to the results of an Abandoned Project.

         2.1.5 Development Costs Overruns - In the event the Development Costs for any Project exceed the Available Funds allocated to such Project under the Workplan and Budget then in effect, XTL may, in its sole discretion, provide the funds necessary to complete the Research and Development for such Project (the "Cost Overruns"). In the event XTL elects to fund such Cost Overruns, it shall do so at its own cost and expense without Neoprobe having the obligation or duty to reimburse XTL for such Cost Overruns; and without prejudice to any rights or options acquired by Neoprobe in this Agreement.

2.2 Disclaimer of Warranties - XTL cannot and does not guarantee that the Research and Development will be successful in whole or in part. To the extent that XTL has complied with Article 2.1.2 hereof, the failure of XTL to develop any Project successfully will not in and of itself constitute a breach by XTL of any representation, warranty, covenant, or other obligation under this Agreement. Neoprobe shall bear all risks of loss attributable to the research and development activities performed on its behalf by XTL. XTL shall be entitled to retain the entire amount of payments made to it by Neoprobe hereunder

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 5                     Neoprobe and XTL



         whether or not the Research and Development work is successful and accomplishes the results contemplated by the Workplan and Budget.

              ARTICLE III.-Payment for Services; Timing of Payments

3.1 Budgeted Payments - In consideration of the activities to be carried out by XTL hereunder, Neoprobe shall pay XTL for the Research and Development provided during the Research Term of this Agreement in accordance with the Workplan and Budget. The parties agree that Neoprobe shall reimburse XTL the actual costs of XTL as set forth in the Workplan and Budget plus a fee equal to twenty-five percent (25%) of such actual costs.

3.3 Timing of Budgeted Payments - Neoprobe shall pay to XTL quarterly, in advance, not later than the first day of each calendar month, beginning in accordance with the Workplan and Budget, one-third of all Development Costs budgeted for the calendar quarter in which such calendar month occurs. Within forty-five (45) days after the end of each calendar quarter, XTL shall deliver a statement to Neoprobe of the Development Costs actually incurred in such calendar quarter, and Neoprobe shall pay to XTL any additional Development Costs in excess of Neoprobe's actual payments to XTL hereunder during such calendar quarter. If the amount reflected in the quarterly statement of Development Costs is less than the Development Costs actually paid by Neoprobe to XTL in such calendar quarter, XTL shall apply such excess against the amounts next due from Neoprobe on the first day of the first month in the next succeeding calendar quarter or, if no such amounts are due, XTL shall promptly refund any such excess to Neoprobe.

             ARTICLE IV - Representations, Warranties and Covenants.

4.1 Representations, Warranties and Covenants of XTL - XTL represents, warrants and covenants to Neoprobe as follows:

         (a) XTL is a corporation duly organized and validly existing under the laws of Israel with corporate powers adequate for executing and delivering, and performing its obligations under, this Agreement;

         (b) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of XTL;

         (c) this Agreement has been duly executed and delivered by XTL and is a legal, valid, and binding obligation of XTL, enforceable against XTL in accordance with its terms;

         (d) the execution, delivery, and performance of this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 6                     Neoprobe and XTL



                  XTL or any agreement, document, instrument, indenture or other obligation of XTL;

         (e) XTL shall in the future propose any amendments or modifications to the Workplan and Budget hereunder in good faith; and

         (f) except as otherwise provided herein, XTL shall not initiate or undertake any research and development for the purpose of commercializing the Projects in the Field during the Research Term of this Agreement.

4.2 Representations, Warranties and Covenants of Neoprobe - Neoprobe represents, warrants and covenants to XTL as follows:

         (a) Neoprobe is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with corporate powers adequate for executing and delivering, and performing its obligations under, this Agreement;

         (b) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Neoprobe;

         (c) this Agreement has been duly executed and delivered by Neoprobe and is a legal, valid, and binding obligation of Neoprobe, enforceable against Neoprobe in accordance with its terms;

         (d) the execution, delivery, and performance of this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of Neoprobe or any agreement, document, instrument, indenture or other obligation of Neoprobe;

         (e) Neoprobe shall propose, approve, or object to any amendments or modifications to the Workplan and Budget hereunder in good faith; and

         (f) Neoprobe shall not, during the term of this Agreement, without the prior written consent of XTL, solicit the employment of, or employ any person, in any capacity, who, at any time during the term of this Agreement, shall have been an officer, director, employee, or agent of XTL.

                           ARTICLE V - Confidentiality

5.1 XTL and Neoprobe each agree to maintain the terms of this Agreement in confidence, unless this Agreement permits its disclosure or a governmental regulation or law requires its disclosure; however, each party may disclose the existence of this Agreement. Notice of any disclosure made by any party to a non-party shall promptly be given to the other

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 7                     Neoprobe and XTL



         parties hereto. Both parties to this Agreement agree to maintain any information received from the other party under this Agreement ("Confidential Information") in confidence and not disclose the Confidential Information to any person or entity that is not a party to this Agreement. Confidential Information exchanged under this Agreement may be in any form including written or oral. Upon termination of the Agreement, if requested by the disclosing party, the receiving party will return any Confidential Information received in tangible form together with any copies receiving party may have made. The foregoing obligations shall not apply to Confidential Information which Neoprobe or XTL can demonstrate falls within one of the following exceptions:

         (a) becomes generally available to the public other than as a result of a disclosure by the receiving party; or

         (b) was known to the receiving party on a non-confidential basis prior to receipt from the disclosing party; or

         (c) was received on a non-confidential basis from a third party having the right to make such disclosure.

5.2 If Neoprobe or XTL breach their confidentiality obligations and the Confidential Information thereby becomes available to the public, the non-breaching party (either Neoprobe or XTL) is not thereby released from their confidentiality obligations under this Agreement. Confidential Information disclosed to a receiving party under this Article which is specific shall not be deemed to be within any of the above exceptions merely because it is embraced by more general information coming within one of the exceptions. Any combination of features disclosed to a receiving party shall not be deemed to be within any exception merely because individual features thereof fall within one of the exceptions. A receiving party shall notify the disclosing party promptly in writing, after receipt thereof, with supporting evidence when any Confidential Information received is considered by a receiving party to fall within any of the exceptions of under this Article. The confidentiality provisions of the Agreement will remain in effect for ten (10) years from the last date of signature below.

5.3      Neoprobe's obligations under this Article extend to Yeda.

                            ARTICLE VI - XTL's Grant

         Grant of Right by Sublicense - XTL agrees to grant and does hereby grant to Neoprobe an exclusive world-wide right as provided in the Sublicense Agreement attached as Exhibit B hereto (the "Sublicense Agreement") to use in the Field the Project results obtained by XTL under the Research and Development in which XTL engages under this Agreement and with XTL's prior written consent, which consent shall not be unreasonably withheld, to sublicense others to do so, subject to (i) a reservation of rights for XTL to use the

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 8                     Neoprobe and XTL



         Project results in its own research activities and to use or allow the use of the Project results outside the Field for any purpose. It specifically is understood that no item of Technology outside of Project results is granted hereunder.

                   ARTICLE VII - Indemnification and Insurance

7.1 Neoprobe Right to Indemnification - XTL shall indemnify Neoprobe, its successors and assigns, and the directors, officers, employees, agents, and counsel thereof (the "Neoprobe Indemnitees"), pay on demand and protect, defend, save and hold each Neoprobe Indemnitee harmless up to a maximum amount equal to the amount of all payments received by XTL from Neoprobe under this Agreement from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs, or expenses (including, without limitation, reasonable attorneys' fees) (any of the foregoing, a "Claim") incurred by or asserted against any Neoprobe Indemnitee of whatever kind or nature, including, without limitation, any Claim based upon negligence, warranty, strict liability, or violation of government regulation. XTL's indemnification liability hereunder shall be limited to Claims arising from or occurring as a result of (a) any use of the Technology by XTL, (b) any of the activities or services to be performed by XTL hereunder, or (c) any breach by XTL of this Agreement; except in all cases, Claims based upon the willful misconduct or gross negligence of Neoprobe or infringement of patent or other proprietary rights, and claims for which Neoprobe accepts responsibility under Article 7.2 below. Neoprobe shall promptly notify XTL of any Claim, upon becoming aware thereof, and permit XTL at XTL's cost to defend against such Claim and shall cooperate in the defense thereof. Neither Neoprobe nor XTL shall enter into, or permit, any settlement of any such Claim without the express written consent, which consent shall not be unreasonably withheld, of the other party. Neoprobe may, at its option and expense, have its own counsel participate in any proceeding which is under the direction of XTL and will cooperate with XTL and its insurer in the disposition of any such matter.

7.2 XTL Right to Indemnification - Neoprobe shall indemnify XTL, Yeda, the Weizmann Institute, their successors and assigns, and the directors, officers, employees, agents, and counsel thereof (the "XTL Indemnitees"), pay on demand and protect, defend, save and hold each XTL Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs, or expenses (including, without limitation, reasonable attorneys' fees) (any of the foregoing, a "Claim") incurred by or asserted against any XTL Indemnitee of whatever kind or nature, including, without limitation, any Claim based upon negligence, warranty, strict liability, or violation of government regulation. Neoprobe's indemnification liability hereunder shall be limited to Claims arising from or occurring as a result of clinical trials using a product developed by XTL under a Project or other use of such product or Project results; except in all cases, Claims based upon the willful misconduct or gross negligence of XTL. XTL shall promptly notify Neoprobe of any Claim, upon becoming aware thereof, and permit Neoprobe at Neoprobe's cost to defend against such Claim and shall cooperate in the

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 9                     Neoprobe and XTL



         defense thereof. Neither Neoprobe nor XTL shall enter into, or permit, any settlement of any such Claim without the express written consent, which consent shall not be unreasonably withheld, of the other party. XTL may, at its option and expense, have its own counsel participate in any proceeding which is under the direction of Neoprobe and will cooperate with Neoprobe and its insurer in the disposition of any such matter.

7.3 Insurance - XTL shall, at XTL's sole cost and expense and to the extent available at commercially reasonable rates, maintain, with insurers or underwriters of good repute, such insurance relating to the Research and Development as is customary for comparable businesses undertaking research programs of a similar nature, to maintain against such risks and pursuant to such terms (including deductible limits or self-insured retentions) as are customary and reasonable for such businesses.

                      ARTICLE VIII - Term and Termination.

8.1 Term - This Agreement shall be effective as of the date first above written and shall expire upon the expiration of the Research Term, subject to Articles 8.2, 8.3, and 8.4, below.

8.2 Termination by XTL - XTL shall have the right to terminate this Agreement, effective upon written notice of termination to Neoprobe in the event that:

         (a) Neoprobe fails to perform or observe or otherwise breaches any of its material obligations under this Agreement or the attached Sublicense Agreement, and such failure or breach continues for a period of sixty (60) days after written notice thereof to Neoprobe from XTL;

         (b) Neoprobe shall (i) seek the liquidation, reorganization, dissolution, or winding-up of itself or the composition or readjustment of its debts, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition, or readjustment of debts, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

         (c) a proceeding or case shall be commenced without the application or consent of Neoprobe, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five (45) days from and after the date service of process is effected upon Neoprobe, seeking (i) Neoprobe's liquidation, reorganization, dissolution, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian,

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 10                    Neoprobe and XTL



                  liquidator, or the like of XTL or Neoprobe or of all or any substantial part of their assets, or (iii) similar relief in respect of Neoprobe under any law relating to bankruptcy, insolvency, reorganization, winding-up, or the composition or readjustment of debts.

8.3 Termination by Neoprobe - Neoprobe shall have the right to terminate this Agreement, effective upon written notice of termination to XTL in the event that:

         (a) XTL fails to perform or observe or otherwise breaches any of its material obligations under this Agreement or the attached Sublicense Agreement, and such failure or breach continues for a period of sixty (60) days after written notice thereof from Neoprobe;

         (b) XTL shall (i) seek the liquidation, reorganization, dissolution, or winding-up of itself or the composition or readjustment of its debts, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code or corresponding law applicable to XTL, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (vi) take any corporate action for the purposes of effecting any of the foregoing; or

         (c) a proceeding or case shall be commenced without the application or consent of XTL and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five (45) days from and after the date service of process is effected upon XTL, seeking (i) XTL's liquidation, reorganization, dissolution, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, or the like of XTL or of all or any substantial part of its assets, or (iii) similar relief in respect of XTL under any law relating to bankruptcy, insolvency, reorganization, winding-up, or the composition or readjustment of debts; or

         (d) for any reason without cause upon ninety (90) days prior written notice to XTL.

8.4 Effect of Termination or Expiration. Articles 2.1.3, 3, 4.1 (a) - (e) and (f) (provided that the grant under Article 6.1 still is in effect) and 4.2, 5, 6 (except in the case of termination other than termination by Neoprobe pursuant to Article 8.3 (b) or (c)), 7, and 11 of this Agreement, and all obligations to pay any amounts due hereunder on or prior to the date of termination or expiration, shall survive, and shall not be affected by expiration or, except as specified above, any termination of this Agreement pursuant to this Article 8.

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 11                    Neoprobe and XTL





                ARTICLE IX- No Implied Waivers; Rights Cumulative

No failure on the part of XTL or Neoprobe to exercise and no delay in exercising any right, power, remedy, or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice, or constitute a waiver of any such right, power, remedy, or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy, or privilege.

                            ARTICLE X - Force Majeure

Neither party shall incur any liability, consequential or otherwise, for any delay in performance or failure to perform its obligations under this Agreement, due to acts of God or public enemies, acts of other parties, requests or regulations of civil or military authority, labor disputes, accidents at the factory, lockouts, fire, riots, war or other outbreaks or hostilities, embargoes, inability to obtain shipping or raw material, delays of carriers or suppliers, machinery breakdowns, epidemics, floods, unusually severe weather, shortage of power or fuel, or any causes whatsoever beyond the reasonable control of the party in question; provided, however, that this Article shall not relieve either party from the obligation to pay or make payment of any amount of money due hereunder.

                    ARTICLE XI - Relationship of the Parties

         Nothing contained in this Agreement is intended, or is to be construed, to constitute XTL and Neoprobe as partners or joint venturers, or any employee of XTL or XTL as an employee of Neoprobe or any other relationship other than XTL's relationship to Neoprobe as independent contractor in respect of XTL's performance hereunder. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement, or undertaking with any third party.

                              ARTICLE XII - Notices

Any notice, request or payment which may or must be given under this Agreement shall be in writing shall be given by telecopier or, if not available, by certified or registered mail sent to the other party at its telecopier number or address indicated below, or to such other address as the addressee shall have theretofore furnished in writing to the addressor. Notice sent by telecopier shall be confirmed by certified or registered mail within two (2) business days of transmission and shall be deemed given 24 hours after transmission. Notices sent by certified or registered mail shall be deemed given ten (10) days after the mailing thereof.

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 12                    Neoprobe and XTL



         IF TO XTL BIOPHARMACEUTICALS, LTD.:

         Martin Becker, Ph.D., President
         XTL BIOPHARMACEUTICALS, LTD.
         Kiryat Weizmann Industrial Park
         Rehovot, Israel
         Telecopier:  011-972-8-405017

         IF TO NEOPROBE CORPORATION:            WITH A COPY TO:

         David C. Bupp, President               J. K. Mueller, Jr.., Esq.
         NEOPROBE CORPORATION                   MUELLER AND SMITH, L.P.A.
         425 Metro Place North                  MUELLER-SMITH BUILDING
         Suite 400                              7700 Rivers Edge Drive
         Dublin, Ohio 43017                     Columbus, Ohio 43235-1355
         Telecopier:  011-1-614-793-7522        Telecopier:  011-1-614--436-0057

                        ARTICLE XIII - Further Assurances

         Each of XTL and Neoprobe agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents, and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectually the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

                       ARTICLE XIV- Successors and Assigns

         The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon XTL, Neoprobe, and their respective successors and assigns; provided, however, that, except as provided in Article VI hereof or in the attached Sublicense Agreement, neither XTL nor Neoprobe may assign or otherwise transfer any of its rights and interests, nor delegate any of its respective obligations, hereunder, including, without limitation, pursuant to a merger or consolidation, without the prior written consent of the other party hereto; provided further, however, that XTL may assign its rights and interests, and delegate its obligations, hereunder, effective upon written notice thereof without the consent of Neoprobe, (a) to an Affiliate of XTL if such Affiliate assumes all of the obligations of XTL hereunder, or (b) to any Person which acquires all or substantially all of the assets of XTL or which is the surviving Person in a merger or consolidation with XTL, if (i) such Person assumes all of the obligations of XTL hereunder and (ii) if such Person is a solvent corporation or other entity organized and existing under the laws of the U.S. or any state thereof or Israel, and such Person shall have, immediately after giving effect to such assignment or transfer, a tangible net worth (determined in accordance with generally

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 13                    Neoprobe and XTL



accepted accounting principles then in effect) at least equal to the tangible net worth (as so determined) of XTL immediately prior thereto. Any attempt to assign or delegate any portion of this Agreement in violation of this Article 14 shall be null and void. Nothing in this Article 14 shall prevent XTL from engaging other Persons to assist XTL in carrying out the Research and Development as provided for in Article 2 hereof. Subject to the foregoing, any reference to XTL or Neoprobe hereunder shall be deemed to include the successors thereto and assigns thereof.

                             ARTICLE XV - Amendments

         No amendment, modification, waiver, termination, or discharge of any provision of this Agreement, nor consent to any departure by XTL or Neoprobe therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by XTL and Neoprobe, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by XTL and Neoprobe.

                           ARTICLE XVI - Governing Law

         This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Ohio applicable to contracts entered into in that state without reference to any rules governing conflicts of laws.

                           ARTICLE XVII - Severability

         If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality, or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, XTL and Neoprobe hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

                            ARTICLE XVIII - Headings

         Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

                     ARTICLE XIX - Execution in Counterparts

Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information

R & D Agreement                      Page 14                    Neoprobe and XTL


         This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

                          ARTICLE XX - Entire Agreement

         This Agreement, on and as of the date hereof, Is the entire agreement of Neoprobe and XTL with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between XTL and Neoprobe with respect to such subject matter are hereby superseded in their entireties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers on the date first above written.

NEOPROBE CORPORATION                         XTL BIOPHARMACEUTICALS, LTD.



By: ________________________________         By: _______________________________

Typed Name:  David C. Bupp                   Typed Name:  Martin Becker

Title:  President                            Title:  President

Date: ______________________________         Date: _____________________________

        Omitted portions of this exhibit 10.3.37 have been filed separately with the Commission and are subject to a request for confidential treatment under rule 24b-2

**** Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information